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                                                                     EXHIBIT 5.1

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
                                               BASS, BERRY & SIMS PLC
                                      A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                  ATTORNEYS AT LAW
        KNOXVILLE OFFICE                                                                     DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                     REPLY TO:                                AMSOUTH CENTER
       KNOXVILLE, TN 37902                         AMSOUTH CENTER                    315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                   315 DEADERICK STREET, SUITE 2700               NASHVILLE, TN 37238-3001
                                              NASHVILLE, TN 37238-3001                        (615) 742-6200
         MEMPHIS OFFICE                            (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                                MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                   WWW.BASSBERRY.COM                         29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                              NASHVILLE, TN 37203-4322
         (901) 543-5900                          September 18, 2003                           (615) 255-6161
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Gaylord Entertainment Company
One Gaylord Drive
Nashville, Tennessee 37214

RE:      REGISTRATION STATEMENT ON FORM S-4

Dear Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on September 18, 2003, covering the shares of common stock, $0.01 par value (the "Common Stock"), of Gaylord Entertainment Company, a Delaware corporation (the "Company"), to be issued by the Company pursuant to and in accordance with the Merger Agreement dated August 4, 2003 (the "Merger Agreement") by and among the Company, GET Merger Sub, Inc. and ResortQuest International, Inc.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be issued by the Company, when issued and delivered in the manner and on the terms set forth in the Merger Agreement and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.



                                       Sincerely,


                                       /s/ Bass, Berry & Sims PLC